Exhibit 99.1
News Release
Contact:
Trace Longo
Longo Communications
(949) 364-2821
INSIGHT IMAGING
REPORTS RESULTS FOR THE FIRST QUARTER FISCAL 2010
•	Adjusted EBITDA for first quarter of $9.8 million on revenues of $50.1 million

•	EBITDA margins improve to 19.5% from 18.8% for the same quarter in the prior year

•	Corporate operating expenses reduced by $1.1 million from first quarter of fiscal 2009
     LAKE FOREST, Calif. ... November 16, 2009 ... InSight Health Services Holdings Corp. (“Insight Imaging”) (OTCBB: ISGT) today announced its financial results for the first quarter ended September 30, 2009.
     Kip Hallman, Insight Imaging’s President and CEO, stated, “I’m pleased that we continue to increase efficiencies, improve our operating margins and maintain stable Adjusted EBITDA in this challenging environment, even as we focus our fixed-site footprint, consistent with our stated objectives.”
     InSight Imaging has changed its definition of its business segments into three reportable segments: contract services, patient services and other operations. Contract services consist of centers (primarily mobile units) which generate revenues from fee-for-service arrangements and fixed-fee contracts billed directly to healthcare provider customers, also referred to as wholesale operations. Patient services consist of centers (mainly fixed-sites) that primarily generate revenues from services billed, on a fee-for-service basis, directly to patients or third-party payors, also referred to as retail operations. Other operations generate revenues primarily from agreements with customers to provide management services.
     Revenues for the first quarter of 2010 decreased 20% to $50.1 million from $62.6 million for the first quarter of 2009. Revenues from patient services operations for the first quarter of 2010 decreased 21% to $24.6 million from $31.1 million for the first quarter of 2009, primarily due to the disposition of retail imaging centers. Revenues from contract services operations for the first quarter of 2010 decreased 19.1% to $25.0 million from $30.9 million for the first quarter of 2009, primarily due to the closure of a fixed site center related to a large health care provider contract, a reduction in the number of active contracts and reductions in reimbursement from customers. Revenues from other operations were $0.5 million and remained consistent from the first quarter of 2009.
     Net cash provided by operating activities was $1.5 million for the first quarter of 2010 and resulted primarily from Adjusted EBITDA (see discussion of Adjusted EBITDA below) of $9.8 million less $5.5 million of cash paid for interest and changes in certain assets and liabilities of $2.9 million.
     At September 30, 2009, Insight Imaging had $24.4 million in cash, cash equivalents and restricted cash (including $5.0 million that was subject to the lien for the benefit of the senior secured floating rate notes), and $11.6 million of availability under its revolving credit facility, based on its borrowing base. At September 30, 2009, there were no borrowings outstanding under the credit facility; however, there were letters of credit of $1.6 million outstanding under the credit facility.
     Adjusted EBITDA decreased 17.1% to $9.8 million from $11.8 million for the first quarter of 2009. Adjusted EBITDA for the first quarter of 2010 decreased 3.0% from $10.1 million for the fourth quarter of 2009.
     Insight Imaging defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, excluding impairment of tangible and intangible assets, gain on sales of centers, and gain on purchase of notes payable. Adjusted EBITDA has been included because Insight Imaging believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. Insight Imaging presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.
Insight Imaging will host a conference call to discuss results for its first quarter of 2010, on Monday, November 23, 2009, at 10:00 a.m. Pacific Standard Time. Kip Hallman, President and Chief Executive Officer, and Keith S. Kelson, Executive Vice President and Chief Financial Officer, will host the conference call. To participate by telephone, please dial 1-877-941-2927 or 1-480-629-9724 ten minutes prior to the scheduled call.

Safe Harbor
     The foregoing contains forward-looking statements regarding Insight Imaging. They reflect Insight Imaging’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to Insight Imaging’s operations and business environment which may cause the actual results of Insight Imaging to be materially different from any future results, express or implied by such forward-looking statements. Insight Imaging intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) Insight Imaging’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in Insight Imaging’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on Insight Imaging’s operations; (viii) operating, legal, governmental and regulatory risks; (ix) conditions within the capital markets, including liquidity and interest rates, and (x) economic (including financial and employment market conditions), political and competitive forces affecting Insight Imaging’s business, and the country’s economic condition as whole.
About Insight Imaging
     Insight Imaging, headquartered in Lake Forest, California, is a provider of retail and wholesale diagnostic imaging services. Insight Imaging serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.
For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2009	2008
REVENUES:
Contract services	$25,020	$30,933
Patient services	24,600	31,116
Other	521	536

Total revenues	50,141	62,585

COSTS OF OPERATIONS:
Costs of services	32,250	41,328
Provision for doubtful accounts	1,110	1,042
Equipment leases	2,561	2,887
Depreciation and amortization	9,471	12,591

Total costs of operations	45,392	57,848

CORPORATE OPERATING EXPENSES	(4,806)	(5,898)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	612	612

INTEREST EXPENSE, net	(6,844)	(7,867)

GAIN ON SALES OF CENTERS	—	440

GAIN ON PURCHASE OF NOTES PAYABLE	—	1,246

Loss before income taxes	(6,289)	(6,730)

PROVISION FOR INCOME TAXES	37	235

Net loss	(6,326)	(6,965)

Less: net income attributable to noncontrolling interests	266	264

Net loss attributable to InSight Health Services Holdings Corp.	$(6,592)	$(7,229)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(6,592)	$(7,229)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	88	(403)

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(6,504)	$(7,632)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(A mounts in thousands)

	Three Months Ended
	September 30,
	2009	2008
OPERATING A CTIVITIES:
Net loss	$(6,326)	$(6,965)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,471	12,591
Amortization of bond discount	1,412	1,311
Share-based compensation	18	18
Equity in earnings of unconsolidated partnerships	(612)	(612)
Distributions from unconsolidated partnerships	896	512
Gain on sales of centers	—	(440)
Gain on sales of equipment	(461)	(496)
Gain on purchase of notes payable	—	(1,246)
Deferred income taxes	—	60
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	208	1,039
Other current assets	2,356	250
Accounts payable and other accrued expenses	(5,496)	(3,269)

Net cash provided by operating activities	1,466	2,753

INVESTING ACTIVITIES:
Proceeds from sales of centers	2,721	1,620
Proceeds from sales of equipment	636	532
Additions to property and equipment	(6,085)	(3,652)
Decrease (increase) in restricted cash	1,523	(9)
Other	—	(38)

Net cash used in investing activities	(1,205)	(1,547)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(472)	(531)
Purchase of notes payable	—	(1,129)
Other	(8)	(542)

Net cash used in financing activities	(480)	(2,202)

DECREASE IN CASH AND CASH EQUIVALENTS:	(219)	(996)
Cash, beginning of period	19,640	21,002

Cash, end of period	$19,421	$20,006

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$5,456	$6,717
Income taxes paid	49	25

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)(unaudited)

	Three Months Ended September 30,
	2009	2008
Net cash provided by operating activities	$1,466	$2,753
Provision for income taxes	37	235
Interest expense, net	6,844	7,867
Amortization of bond discount	(1,412)	(1,311)
Share-based compensation	(18)	(18)
Equity in earnings of unconsolidated partnerships	612	612
Distributions from unconsolidated partnerships	(896)	(512)
Gain on sales of equipment	461	496
Net change in operating assets and liabilities	2,932	1,980
Effect of non-controlling interests	(266)	(264)
Net change in deferred income taxes	—	(60)

Adjusted EBITDA	$9,760	$11,778

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET INFORMATION
(Amounts in thousands)(unaudited)

	September 30,	June 30,
	2009	2009

Cash and cash equivalents	$19,421	$19,640
Trade accounts receivables, net	25,386	25,594
Property and equipment, net	76,708	79,837
Cash, restricted	4,965	6,488
Goodwill and other intangible assets, net	24,442	24,878
Total assets	165,432	176,124
Accounts payable and accrued expenses	30,528	36,037
Notes payable, including current maturities	281,295	279,968
Capital leases, including current maturities	3,670	4,057
Total stockholders’ deficit attributable to InSight Health Services Holdings Corp.	(160,408)	(153,922)
Noncontrolling interest	2,042	1,784
Total stockholders’ deficit	$(158,366)	$(152,138)